Exhibit N
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Class A Common Stock for the account of Buzzard Midstream LLC in the open market through a broker in the past 60 days.

Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
Class A Common Stock	08/03/2026	Sell	2,175	$50.0416(1)
Class A Common Stock	08/06/2026	Sell	210,552	$50.4619(2)
Class A Common Stock	08/06/2026	Sell	24,797	$51.0219(3)
Class A Common Stock	08/07/2026	Sell	26,550	$50.2424(4)
Class A Common Stock	08/10/2026	Sell	40,527	$50.5874(5)
Class A Common Stock	08/10/2026	Sell	37,947	$51.1692(6)
Class A Common Stock	08/11/2026	Sell	57,140	$51.5103(7)
Class A Common Stock	08/11/2026	Sell	90,376	$52.3589(8)
Class A Common Stock	08/12/2026	Sell	84,701	$51.5179(9)
Class A Common Stock	08/13/2026	Sell	38,209	$51.3848(10)
Class A Common Stock	08/13/2026	Sell	74,866	$51.7068(11)
Class A Common Stock	08/14/2026	Sell	10,689	$52.5592(12)
Class A Common Stock	08/14/2026	Sell	101,098	$53.5723(13)
Class A Common Stock	08/14/2026	Sell	373	$54.0939(14)
Class A Common Stock	08/17/2026	Sell	134,815	$52.7825(15)
Class A Common Stock	08/17/2026	Sell	287	$53.1115(16)
Class A Common Stock	08/18/2026	Sell	64,892	$54.3242(17)
Class A Common Stock	08/18/2026	Sell	6	$54.8396(18)

(1) This transaction was executed in multiple trades at prices ranging from $50.00 to $50.1477, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $50.00 to $50.995, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $51.00 to $51.16, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $50.00 to $50.43, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $50.00 to $50.9997, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $51.00 to $51.3192, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $50.99 to $51.9728, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $51.995 to $52.69, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(9) This transaction was executed in multiple trades at prices ranging from $51.14 to $51.76, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(10) This transaction was executed in multiple trades at prices ranging from $50.5368 to $51.5362, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(11) This transaction was executed in multiple trades at prices ranging from $51.5369 to $51.91, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(12) This transaction was executed in multiple trades at prices ranging from $52.0843 to $53.055, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(13) This transaction was executed in multiple trades at prices ranging from $53.085 to $54.0803, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(14) This transaction was executed in multiple trades at prices ranging from $54.0891 to $54.1024, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(15) This transaction was executed in multiple trades at prices ranging from $52.1083 to $53.0576, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(16) This transaction was executed in multiple trades at prices ranging from $53.1112 to $53.1383, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(17) This transaction was executed in multiple trades at prices ranging from $53.835 to $54.7548, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(18) This transaction was executed in multiple trades at prices ranging from $54.8378 to $54.8399, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.